QUANTUM CAPITAL CORP. AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2022 and 2021

QUANTUM CAPITAL CORP. AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2022 and 2021 CONTENTS CONSOLIDATED FINANCIAL STATEMENTS Consolidated Balance Sheets .................................................................................................................................... 3 Consolidated Statements of Income ......................................................................................................................... 4 Consolidated Statements of Comprehensive Income ............................................................................................... 6 Consolidated Statements of Changes in Stockholders’ Equity ................................................................................ 7 Consolidated Statements of Cash Flows ............................................................................................................. 8 Notes to Consolidated Financial Statements ............................................................................................................ 9

-3- QUANTUM CAPITAL CORP. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS September 30, 2022 and December 31, 2021 (Dollars and share data in thousands) (Unaudited) September 30, December 31, 2022 2021 Assets Cash and due from banks $ 36,108 $ 50,945 Bank invested deposits 22,445 15,651 Investment securities available-for-sale 11,153 12,153 Other investments 1,116 1,153 Loans, net of allowance for loan losses 570,947 544,760 Premises and equipment, net 5,030 5,177 Accrued interest receivable 1,724 1,651 Cash surrender value on life insurance 8,984 8,823 Other assets 2,275 2,107 Total assets $ 659,782 $ 642,420 Liabilities and Stockholders’ Equity Deposits: Noninterest-bearing demand $ 198,159 $ 181,850 Interest-bearing demand 59,348 65,647 Savings and money market 268,400 269,823 Time deposits 60,969 54,800 Total deposits 586,876 572,120 Repurchase agreements -- 1 Junior subordinated debentures 11,341 11,341 Other borrowings 9,950 12,800 Accrued interest payable 111 106 Other liabilities 3,030 3,285 Total liabilities 611,308 599,653 Stockholders’ equity: Common stock, par value $1; 10,000 shares authorized, 574 issued as of September 30, 2022 and December 31, 2021, respectively 574 574 Capital surplus 6,811 6,813 Retained earnings 42,095 35,262 Accumulated other comprehensive income (loss) (1,006) 118 Total stockholders’ equity 48,474 42,767 Total liabilities and stockholders’ equity $ 659,782 $ 642,420 The accompanying notes are an integral part of these consolidated financial statements.

-4- QUANTUM CAPITAL CORP. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME For the Three Months Ended September 30, 2022 and 2021 (Dollars in thousands) (Unaudited) September 30, September 30, 2022 2021 Interest income: Loans, including fees $ 8,403 $ 7,236 Investment securities 63 43 Other 372 36 Total interest income 8,838 7,315 Interest expense: Interest-bearing demand deposits 34 28 Savings and money market deposits 430 93 Time deposits 67 64 Borrowings 234 102 Total interest expense 765 287 Net interest income 8,073 7,028 Provision for loan losses -- -- Net interest income after provision for loan losses 8,073 7,028 Noninterest income: Service charges on deposit accounts 39 47 Gain on sale and servicing of government guaranteed loans 359 1,766 Gain on sale of investment securities available-for-sale -- 40 Other operating income 155 140 Total noninterest income 553 1,993 Noninterest expense: Salaries and benefits 2,287 2,643 Occupancy and equipment 196 212 Professional and regulatory fees 743 917 Merger-related expenses 309 -- Other operating expenses 314 395 Total noninterest expense 3,849 4,167 Income before income tax expense 4,777 4,854 Income tax expense -- -- Net income $ 4,777 $ 4,854 The accompanying notes are an integral part of these consolidated financial statements.

-5- QUANTUM CAPITAL CORP. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME For the Nine Months Ended September 30, 2022 and 2021 (Dollars in thousands) (Unaudited) September 30, September 30, 2022 2021 Interest income: Loans, including fees $ 23,109 $ 22,011 Investment securities 184 147 Other 569 89 Total interest income 23,862 22,247 Interest expense: Interest-bearing demand deposits 90 79 Savings and money market deposits 704 323 Time deposits 172 271 Borrowings 641 227 Total interest expense 1,607 900 Net interest income 22,255 21,347 Provision for (reversal of) loan losses 170 (650) Net interest income after provision for loan losses 22,085 21,997 Noninterest income: Service charges on deposit accounts 114 125 Gain on sale and servicing of government guaranteed loans 1,191 2,669 Gain on sale of investment securities available-for-sale -- 40 Other operating income 433 541 Total noninterest income 1,738 3,375 Noninterest expense: Salaries and benefits 6,916 7,045 Occupancy and equipment 593 649 Professional and regulatory fees 2,424 2,625 Merger-related expenses 309 -- Other operating expenses 979 1,150 Total noninterest expense 11,221 11,469 Income before income tax expense 12,602 13,903 Income tax expense 10 -- Net income $ 12,592 $ 13,903 The accompanying notes are an integral part of these consolidated financial statements.

-6- QUANTUM CAPITAL CORP. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME For the Three and Nine Months Ended September 30, 2022 and 2021 (Dollars in thousands) (Unaudited) Three Months Ended September 30, September 30, 2022 2021 Net income $ 4,777 $ 4,854 Other comprehensive loss: Change in unrealized holding losses on securities available-for-sale (280) (22) Reclassification adjustment for gains included in net income -- (40) Total other comprehensive loss (280) (62) Comprehensive income $ 4,497 $ 4,792 (Unaudited) Nine Months Ended September 30, September 30, 2022 2021 Net income $ 12,592 $ 13,903 Other comprehensive loss: Change in unrealized holding losses on securities available-for-sale (1,124) (95) Reclassification adjustment for gains included in net income -- (40) Total other comprehensive loss (1,124) (135) Comprehensive income $ 11,468 $ 13,768 The accompanying notes are an integral part of these consolidated financial statements.

QUANTUM CAPITAL CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For the Three and Nine Months Ended September 30, 2022 and 2021
(Dollars in thousands)

(Unaudited)
Three Months Ended September 30, 2022

	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity
Balance June 30, 2022	$ 574	$ 6,813	$ 39,461	$ (726)	$ 46,122
Net income	--	--	4,777	--	4,777
Repurchase of common stock	--	(2)	--	--	(2)
Distributions to stockholders	--	--	(2,143)	--	(2,143)
Other comprehensive loss	--	--	--	(280)	(280)
Balance September 30, 2022	$ 574	$ 6,811	$ 42,095	$ (1,006)	$ 48,474

(Unaudited)
Three Months Ended September 30, 2021

	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity
Balance June 30, 2021	$ 574	$ 6,813	$ 44,014	$ 276	$ 51,677
Net income	--	--	4,854	--	4,854
Distributions to stockholders	--	--	(15,314)	--	(15,314)
Other comprehensive loss	--	--	--	(62)	(62)
Balance September 30, 2021	$ 574	$ 6,813	$ 33,554	$ 214	$ 41,155

(Unaudited)
Nine Months Ended September 30, 2022

	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity
Balance December 31, 2021	$ 574	$ 6,813	$ 35,262	$ 118	$ 42,767
Net income	--	--	12,592	--	12,592
Repurchase of common stock	--	(2)	--	--	(2)
Distributions to stockholders	--	--	(5,759)	--	(5,759)
Other comprehensive loss	--	--	--	(1,124)	(1,124)
Balance September 30, 2022	$ 574	$ 6,811	$ 42,095	$ (1,006)	$ 48,474

(Unaudited)
Nine Months Ended September 30, 2021

	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity
Balance December 31, 2020	$ 574	$ 6,813	$ 44,637	$ 349	$ 52,373
Net income	--	--	13,903	--	13,903
Distributions to stockholders	--	--	(24,986)	--	(24,986)
Other comprehensive loss	--	--	--	(135)	(135)
Balance September 30, 2021	$ 574	$ 6,813	$ 33,554	$ 214	$ 41,155

The accompanying notes are an integral part of these consolidated financial statements.

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-8- QUANTUM CAPITAL CORP. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS For the Nine Months Ended September 30, 2022 and 2021 (Dollars in thousands) (Unaudited) 2022 2021 Cash flows from operating activities: Net income $ 12,592 $ 13,903 Adjustments to reconcile net income to net cash provided by operating activities: Provision for (reversal of) loan losses 170 (650) Net amortization 48 23 Depreciation 286 332 Gain on sale of government guaranteed loans (738) (2,022) Gain on sale of investment securities available-for-sale -- (40) Increase in cash surrender value of life insurance contracts (161) (160) Decrease (increase) in accrued interest receivable (73) 173 (Decrease) increase in accrued interest payable 5 (25) Increase in other assets (168) (276) (Decrease) increase in other liabilities (255) 289 Net cash provided by operating activities 11,706 11,547 Cash flows from investing activities: Proceeds from paydowns, calls and maturities of investment securities available-for-sale 1,731 1,360 Proceeds from sale of investment securities available-for-sale -- 1,015 Purchases of investment securities available-for-sale (1,903) -- Purchase of bank invested deposits (6,794) (8,003) FHLB stock redemption 37 157 Proceeds from sale of government guaranteed loans 11,268 18,425 Loans originated, net (36,887) (25,257) Purchase of premises and equipment (139) (201) Net cash used in investing activities (32,687) (12,504) Cash flows from financing activities: Net change in deposits 14,756 45,889 Net change in repurchase agreements (1) (181) Repayment of other borrowings (2,850) (19,889) Repurchase of common stock (2) -- Cash dividends paid (5,759) (24,986) Net cash provided by financing activities 6,144 833 Net change in cash and cash equivalents (14,837) 124 Cash and cash equivalents at beginning of period 50,945 45,078 Cash and cash equivalents at end of period $ 36,108 $ 44,954 Supplemental disclosures: Cash paid for: Interest $ 1,602 $ 925 Taxes 134 145 The accompanying notes are an integral part of these consolidated financial statements.

QUANTUM CAPITAL CORP. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2022 and 2021 (Dollars and share data in thousands) -9- 1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Quantum Capital Corp. (“the Company”) is a bank holding company whose business is conducted by its wholly owned bank subsidiary, Quantum National Bank (“the Bank”). The Bank is a federally chartered commercial community bank with branch offices located in the Atlanta, Georgia suburbs of Suwanee, Milton, and Buckhead area of Atlanta. The Bank provides a full range of banking services in its primary market area of metro Atlanta. The Company is subject to competition from other financial institutions and financial services companies. The Company is also subject to the regulations of certain government agencies and undergoes periodic examinations by those regulatory authorities. Basis of Presentation The accounting and reporting policies of the Company, and the methods of applying these principles, conform with accounting principles generally accepted in the United States of America (“GAAP”) and with general practices within the banking industry. The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany transactions and accounts have been eliminated in consolidation. Use of Estimates The consolidated financial statements have been prepared in conformity with GAAP. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates. Management believes that the allowance for loan losses is adequate and the valuation is appropriate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Cash and Cash Equivalents Cash and cash equivalents include cash, deposits with other financial institutions with maturities fewer than 90 days, and federal funds sold. Net cash flows are reported for customer loan and deposit transactions, interest bearing deposits in other financial institutions, short term borrowings and repurchase agreements. Bank Invested Deposits Bank invested deposits in other financial institutions include money market accounts and accounts that mature within one year and are carried at cost. Investment Securities Investment securities are classified based on management’s intention on the date of purchase. Investment securities which management has the intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. Investment securities that might be sold before maturity and are classified as available-for-sale are carried at fair value, with net unrealized gains and losses reported as a separate component of stockholders’ equity. Gains or losses from the sales of securities are determined using the specific identification method. Premiums and discounts on investment securities are amortized into interest income on the level-yield method without anticipating prepayments, with the exception of mortgage-backed securities where prepayments are anticipated. Premiums and discounts on mortgage-backed securities are amortized and accreted, respectively, to interest income using a method which approximates a level yield over the period to maturity of the related securities, taking into consideration assumed prepayment patterns. Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least an annual basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the income statement and 2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.

QUANTUM CAPITAL CORP. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2022 and 2021 (Dollars and share data in thousands) -10- 1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued Other Investments Non-marketable equity securities include Federal Home Loan Bank (“FHLB”) stock and Federal Reserve Bank (“FRB”) stock. The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors, and may invest in additional amounts. FHLB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on ultimate recovery of par value. Both cash and stock dividends are reported as income. The Bank is also a member of its regional FRB. FRB stock is carried at cost, classified as a restricted security, and periodically evaluated for impairment based on the ultimate recovery of par value. Both cash and stock dividends are reported as income. Loans Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of loan fees and costs and an allowance for loan losses. Interest income is accrued on the unpaid principal balance. Interest income on loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. Past due status is based on the contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful. When a loan is placed on nonaccrual status, previously accrued uncollected interest is charged against interest revenue on loans. Interest payments are applied to reduce the principal balance on nonaccrual loans. Loans are returned to accrual status when all past due payments are received in full and future payments are probable. Loans, or portions of loans, are charged off in the period that such loans, or portions thereof, are deemed uncollectible. The collectability of individual loans is determined through an estimate of the fair value of underlying collateral and/or assessment of the financial condition and repayment capacity of the borrower. The Company originates and sells participations in certain government guaranteed loans. Gains are recognized at the time the sale is consummated. The amount of gain recognized on the sale of a specific loan is equal to the difference between the amount paid by the purchaser and the book value amount recorded by the Bank for the percentage of the loan sold. Losses are recognized at the time the loan is identified as held for sale if the loan’s carrying value exceeds its fair value. Allowance for Loan Losses The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance is maintained at a level that management believes to be adequate to absorb probable incurred losses in the loan portfolio. Management’s determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for when the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Loans classified as impaired are individually evaluated for impairment. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

QUANTUM CAPITAL CORP. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2022 and 2021 (Dollars and share data in thousands) -11- 1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net of costs to sell, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses. The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent accounting periods. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. These economic factors include consideration of the following: levels of and trends in delinquencies and impaired loans; levels of and trends in charge- offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations. There are inherent risks relevant to each segment of the loan portfolio. Risk characteristics applicable to each segment of the loan portfolio are described as follows: Commercial Real Estate / Convenience Stores / Hotels – Commercial real estate, convenience stores and hotel loans typically involve larger principal amounts and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as based on cash flow and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies within the Company’s market areas. Commercial and Industrial – Commercial and industrial loans receive similar underwriting treatment as commercial real estate loans in that the repayment source is analyzed to determine its ability to meet cash flow requirements as set forth by Bank policies. Repayment generally comes from the generation of cash flow as a result of the borrower’s business operations. The business cycle itself brings a certain level of risk to the portfolio. In some instances, these loans may carry a higher degree of risk due to a variety of reason – illiquid collateral, specialized equipment, highly depreciable assets, revolving balances, or simply being unsecured. Construction and Acquisition and Development Real Estate – Construction and acquisition and development real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. Small Business Lending and Paycheck Protection Program – The SBA and PPP loan portfolios are dependent upon the federal government. As an SBA Preferred Lender, we enable our clients to obtain SBA loans without being subject to the potentially lengthy SBA approval process necessary for lenders that are not SBA Preferred Lenders. The SBA periodically reviews the lending operations of participating lenders to assess, among other things, whether the lender exhibits prudent risk management. If weaknesses are identified, the SBA may request corrective actions or impose enforcement actions, including revocation of a lender’s Preferred Lender status. Losing our Preferred Lender status could create credit risk for some of our customers. Additionally, we could experience financial risk with a material adverse effect to our financial results. Any changes to an SBA program, including changes to the level of guarantee provided by the federal government on SBA loans, may also have an adverse effect on our business. As a result of these characteristics the government guarantee on these loans is an important factor in mitigating risk. Residential 1-4 Family – Residential 1-4 family real estate loans are generally secured by the property. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Company’s market areas that might impact either property values or a borrower’s personal income.

QUANTUM CAPITAL CORP. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2022 and 2021 (Dollars and share data in thousands) -12- 1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued Non-Owner Occupied – Non-owner-occupied real estate loans are generally secured by the property. Repayment of these loans is primarily dependent on rental income. Credit risk in these loans can be impacted by economic conditions within the Company’s market areas that might impact either property values or a renter’s personal income. Consumer and Other – The consumer loan portfolio consists of various term and line of credit loans potentially secured by vehicles or other types of property and unsecured loans to consumers. Repayment for these types of loans will come from a borrower’s income sources that are typically independent of the loan purpose. Credit risk is driven by consumer and other economic factors (such as unemployment and general economic conditions within the Company’s market area) and the creditworthiness of borrower. Transfers of Financial Assets Transfers of financial assets are accounted for as sales, when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. Premises and Equipment Premises and equipment are reported at cost less accumulated depreciation. For financial reporting purposes, depreciation is computed using the straight-line method over the estimated useful lives of the assets. When an asset is retired, the cost of the asset and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected in earnings for the period. Expenditures for maintenance and repairs are charged to operations as incurred, while major renewals and betterments are capitalized. The ranges of estimated useful lives are 15-39 years for buildings and improvements, and 3-7 years for furniture, fixtures and equipment. Bank Owned Life Insurance The Bank has purchased life insurance policies on certain executives. Bank owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. Revenue Recognition Revenue is recognized when the transactions occur or as services are performed over primarily monthly or quarterly periods. Payment is typically received in the period the transactions occur. Fees may be fixed or, where applicable, based on a percentage of transaction size. Income Taxes The Company is an “S” Corporation. Taxable income is passed through to its individual stockholders and the stockholders are subject to tax on the income. Comprehensive Income Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, net, which is recognized as a separate component of equity. Fair Value of Financial Instruments Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates. Reclassifications Some items in the prior year consolidated financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or stockholders’ equity.

QUANTUM CAPITAL CORP. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2022 and 2021 (Dollars and share data in thousands) -13- 2) INVESTMENT SECURITIES AVAILABLE-FOR-SALE Investment securities available for sale consist of the following at the dates indicated: Gross Gross Estimated (Unaudited) Amortized Unrealized Unrealized Fair September 30, 2022 Cost Gains Losses Value Mortgage-backed securities $ 12,288 $ -- $ (1,135) $ 11,153 Gross Gross Estimated Amortized Unrealized Unrealized Fair December 31, 2021 Cost Gains Losses Value Mortgage-backed securities $ 12,164 $ 57 $ (68) $ 12,153 The contractual maturity of the mortgage-backed securities has not been disclosed as the borrowers in the underlying pools may prepay without penalty; therefore, it is unlikely that the securities will pay at their stated maturity schedule. The following table summarizes securities with unrealized losses at September 30, 2022 and December 31, 2021, aggregated by major security type and length of time in a continuous unrealized loss position. Less Than 12 Months 12 Months or Longer Total (Unaudited) Fair Unrealized Fair Unrealized Fair Unrealized September 30, 2022 Value Losses Value Losses Value Losses Mortgage-backed securities $ 11,153 $ (1,135) $ -- $ -- $ 11,153 $ (1,135) Less Than 12 Months 12 Months or Longer Total Fair Unrealized Fair Unrealized Fair Unrealized December 31, 2021 Value Losses Value Losses Value Losses Mortgage-backed securities $ 8,509 $ (68) $ -- $ -- $ 8,509 $ (68) As of September 30, 2022 and December 31, 2021, the Company’s investment portfolio displayed securities which were in an unrealized loss position. As of September 30, 2022, the Company’s investment portfolio consisted of 13 securities, all of which were in an unrealized loss position. As of December 31, 2021, the Company’s security portfolio consisted of 12 securities, of which six were in an unrealized loss position. At September 30, 2022, 100% of the mortgage-backed securities held by the Company were issued by U.S. government-sponsored entities and agencies, primarily Fannie Mae and Freddie Mac, institutions which the government has affirmed its commitment to support. Because the decline in fair value is attributable to changes in interest rates, and not credit quality, and because the Company does not have the intent to sell these mortgage-backed securities and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at September 30, 2022. During the nine months ended September 30, 2022, no sales of available-for-sale investment securities and no gross realized gains or losses were recognized. During the nine months ended September 30, 2021, the Company sold four available-for-sale investment securities for total proceeds of $1,015, resulting in gross gains of $40. Available-for-sale investment securities with a carrying value of approximately $473 at December 31, 2021 were pledged to secure customer repurchase agreements and for other purposes as required by law. No available-for-sale investment securities were pledged as of September 30, 2022. At September 30, 2022 and December 31, 2021, there were no holdings of securities of any one issuer, other than U.S. government-sponsored entities (Fannie Mae and Ginnie Mae) and agencies, in an amount greater than 10% of stockholders’ equity.

QUANTUM CAPITAL CORP. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2022 and 2021 (Dollars and share data in thousands) -14- 3) LOANS Major classifications of loans at September 30, 2022 and December 31, 2021 are as follows: (Unaudited) September 30, December 31, 2022 2021 Commercial Real Estate $ 214,994 $ 197,911 Convenience Stores 54,976 50,261 Hotels 43,096 48,923 Commercial & Industrial 25,719 21,945 Residential Construction 53,164 36,507 Acquisition and Development 16,392 13,171 Small Business 96,069 95,843 Paycheck Protection Program 526 30,743 Residential 1-4 Family 2,568 2,779 Non-Owner Occupied 68,061 51,905 Consumer & Other 1,353 572 Total loans 576,918 550,560 Less: Allowance for loan losses (5,971) (5,800) Loans, net $ 570,947 $ 544,760 The Bank grants loans and extensions of credit to individuals and a variety of firms and corporations located primarily in the Atlanta metro-area in Georgia. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate.

QUANTUM CAPITAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2022 and 2021
(Dollars and share data in thousands)

3) LOANS, continued

The following table presents the activity in the allowance for loan losses by portfolio class for the three months ended September 30, 2022 and 2021:

September 30, 2022
(Unaudited)

	Commercial Real Estate	Convenience Stores	Hotels	Commercial & Industrial	Residential Construction	Acquisition & Development	Small Business	Residential 1-4 Family	PPP	Non-Owner Occupied	Consumer & Other	Total
Beginning Balance	$ 2,384	$ 533	$ 599	$ 459	$ 163	$ 55	$ 1,252	$ 3	$ 21	$ 497	$ 4	$ 5,970
(Reversal of) Provision for Loan Loss	(78)	54	(64)	(54)	240	69	(98)	(3)	(5)	(64)	3	--
Loans Charged Off	--	--	--	--	--	--	--	--	--	--	--	--
Recoveries	--	--	--	--	--	--	--	--	--	--	1	1
Ending Allowance Balance	$ 2,306	$ 587	$ 535	$ 405	$ 403	$ 124	$ 1,154	$ --	$ 16	$ 433	$ 8	$ 5,971

September 30, 2021
(Unaudited)

	Commercial Real Estate	Convenience Stores	Hotels	Commercial & Industrial	Residential Construction	Acquisition & Development	Small Business	Residential 1-4 Family	PPP	Non-Owner Occupied	Consumer & Other	Total
Beginning Balance	$ 2,608	$ 474	$ 661	$ 382	$ 94	$ 35	$ 1,570	$ 57	$ 35	$ 299	$ 2	$ 6,217
(Reversal of) Provision for Loan Loss	(511)	(87)	70	(81)	313	107	60	(12)	(3)	142	2	--
Loans Charged Off	--	--	--	--	--	--	--	--	--	--	--	--
Recoveries	--	--	--	68	--	--	--	--	--	--	--	68
Ending Allowance Balance	$ 2,097	$ 387	$ 731	$ 369	$ 407	$ 142	$ 1,630	$ 45	$ 32	$ 441	$ 4	$ 6,285

-15-

QUANTUM CAPITAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2022 and 2021
(Dollars and share data in thousands)

3) LOANS, continued

The following table presents the activity in the allowance for loan losses by portfolio class for the nine months ended September 30, 2022 and 2021:

September 30, 2022
(Unaudited)

	Commercial Real Estate	Convenience Stores	Hotels	Commercial & Industrial	Residential Construction	Acquisition & Development	Small Business	Residential 1-4 Family	PPP	Non-Owner Occupied	Consumer & Other	Total
Beginning Balance	$ 2,281	$ 556	$ 691	$ 350	$ 225	$ 81	$ 1,246	$ 17	$ 25	$ 324	$ 4	$ 5,800
(Reversal of) Provision for Loan Loss	25	31	(156)	55	178	43	(92)	(17)	(9)	109	3	170
Loans Charged Off	--	--	--	--	--	--	--	--	--	--	--	--
Recoveries	--	--	--	--	--	--	--	--	--	--	1	1
Ending Allowance Balance	$ 2,306	$ 587	$ 535	$ 405	$ 403	$ 124	$ 1,154	$ --	$ 16	$ 433	$ 8	$ 5,971

September 30, 2021
(Unaudited)

	Commercial Real Estate	Convenience Stores	Hotels	Commercial & Industrial	Residential Construction	Acquisition & Development	Small Business	Residential 1-4 Family	PPP	Non-Owner Occupied	Consumer & Other	Total
Beginning Balance	$ 3,105	$ 517	$ 726	$ 344	$ 71	$ 24	$ 1,748	$ 28	$ 51	$ 241	$ 2	$ 6,857
(Reversal of) Provision for Loan Loss	(1,008)	(130)	5	(53)	336	118	(118)	17	(19)	200	2	(650)
Loans Charged Off	--	--	--	--	--	--	--	--	--	--	--	--
Recoveries	--	--	--	78	--	--	--	--	--	--	--	78
Ending Allowance Balance	$ 2,097	$ 387	$ 731	$ 369	$ 407	$ 142	$ 1,630	$ 45	$ 32	$ 441	$ 4	$ 6,285

-16-

QUANTUM CAPITAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2022 and 2021
(Dollars and share data in thousands)

3) LOANS, continued

The following table presents the balance in the allowance for loan losses by class and based upon the impairment method. The recorded investment in loans excludes accrued interest receivable and loan origination fees, net due to immateriality.

September 30, 2022 (Unaudited)

Ending allowance balance attributable to loans:

	Commercial Real Estate	Convenience Stores	Hotels	Commercial & Industrial	Residential Construction	Acquisition & Development	Small Business	Residential 1-4 Family	PPP	Non-Owner Occupied	Consumer & Other	Total
Individually Evaluated for Impairment Collectively	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --
Collectively Evaluated for Impairment	2,306	587	535	405	403	124	1,154	--	16	433	8	5,971
Total Ending Allowance Balance	$ 2,306	$ 587	$ 535	$ 405	$ 403	$ 124	$ 1,154	$ --	$ 16	$ 433	$ 8	$ 5,971

Loans:

	Commercial Real Estate	Convenience Stores	Hotels	Commercial & Industrial	Residential Construction	Acquisition & Development	Small Business	Residential 1-4 Family	PPP	Non-Owner Occupied	Consumer & Other	Total
Individually Evaluated for Impairment	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --
Collectively Evaluated for Impairment	214,994	54,976	43,096	25,719	53,164	16,392	96,069	526	2,568	68,061	1,353	576,918
Total Ending Loan Balance	$ 214,994	$ 54,976	$ 43,096	$ 25,719	$ 53,164	$ 16,392	$ 96,069	$ 526	$ 2,568	$ 68,061	$ 1,353	$ 576,918

-17-

QUANTUM CAPITAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2022 and 2021
(Dollars and share data in thousands)

3) LOANS, continued

December 31, 2021

Ending allowance balance attributable to loans:

	Commercial Real Estate	Convenience Stores	Hotels	Commercial & Industrial	Residential Construction	Acquisition & Development	Small Business	Residential 1-4 Family	PPP	Non-Owner Occupied	Consumer & Other	Total
Individually Evaluated for Impairment Collectively	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --
Collectively Evaluated for Impairment	2,281	556	691	350	225	81	1,246	17	25	324	4	5,800
Total Ending Allowance Balance	$ 2,281	$ 556	$ 691	$ 350	$ 225	$ 81	$ 1,246	$ 17	$ 25	$ 324	$ 4	$ 5,800

Loans:

	Commercial Real Estate	Convenience Stores	Hotels	Commercial & Industrial	Residential Construction	Acquisition & Development	Small Business	Residential 1-4 Family	PPP	Non-Owner Occupied	Consumer & Other	Total
Individually Evaluated for Impairment	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --	$ --
Collectively Evaluated for Impairment	197,911	50,261	48,923	21,945	36,507	13,171	95,843	30,743	2,779	51,905	572	550,560
Total Ending Loan Balance	$ 197,911	$ 50,261	$ 48,923	$ 21,945	$ 36,507	$ 13,171	$ 95,843	$ 30,743	$ 2,779	$ 51,905	$ 572	$ 550,560

-18-

QUANTUM CAPITAL CORP. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2022 and 2021 (Dollars and share data in thousands) -19- 3) LOANS, continued The Company did not have any impaired loans as of September 30, 2022 or December 31, 2021. The Company did not have any nonaccrual loans as of September 30, 2022 or December 31, 2021. As of September 30, 2022 or December 31, 2021, the Company did not have any loans that were past due greater than 90 days and still accruing interest income. The following table presents the aging of the recorded investment in past due loans as of September 30, 2022 and December 31, 2021 by class of loans: September 30, 2022 (Unaudited) Greater than 30-59 Days 60-89 Days 89 Days Total Loans Not Past Due Past Due Past Due Past Due Past Due Total Commercial Real Estate $ 852 $ -- $ -- $ 852 $ 214,142 $ 214,994 Convenience Stores -- -- -- -- 54,976 54,976 Hotels -- -- -- -- 43,096 43,096 Commercial & Industrial 195 -- -- 195 25,524 25,719 Residential Construction -- -- -- -- 53,164 53,164 Acquisition and Development -- -- -- -- 16,392 16,392 Small Business -- -- -- -- 96,069 96,069 PPP -- -- -- -- 526 526 Residential 1-4 Family -- -- -- -- 2,568 2,568 Non-Owner Occupied -- -- -- -- 68,061 68,061 Consumer & Other -- -- -- -- 1,353 1,353 Total $ 1,047 $ -- $ -- $ 1,047 $ 575,871 $ 576,918 December 31, 2021 Greater than 30-59 Days 60-89 Days 89 Days Total Loans Not Past Due Past Due Past Due Past Due Past Due Total Commercial Real Estate $ -- $ -- $ -- $ -- $ 197,911 $ 197,911 Convenience Stores -- -- -- -- 50,261 50,261 Hotels -- -- -- -- 48,923 48,923 Commercial & Industrial -- -- -- -- 21,945 21,945 Residential Construction -- -- -- -- 36,507 36,507 Acquisition and Development -- -- -- -- 13,171 13,171 Small Business 110 -- -- 110 95,733 95,843 PPP -- -- -- -- 30,743 30,743 Residential 1-4 Family -- -- -- -- 2,779 2,779 Non-Owner Occupied -- -- -- -- 51,905 51,905 Consumer & Other -- -- -- -- 572 572 Total $ 110 $ -- $ -- $ 110 $ 550,450 $ 550,560 Troubled Debt Restructurings As of September 30, 2022 and December 31, 2021, the Company did not have any troubled debt restructurings.

QUANTUM CAPITAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2022 and 2021
(Dollars and share data in thousands)

3) LOANS, continued

Credit Quality Indicators

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. This analysis includes loans with an outstanding balance greater than $500,000 and non-homogeneous loans, such as commercial and commercial real estate loans. This analysis is performed on an annual basis. The Company uses the following definitions for risk ratings. Loans not meeting the criteria above that are not analyzed individually as part of the above described process are classified as pass or non-pass based on their performance. A loan performing as agreed is considered to be a pass grade loan; loans that are on nonaccrual are considered to be substandard.

Special Mention: Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard: Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful: Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

September 30, 2022 (Unaudited)

	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Commercial Real Estate	$ 214,508	$ --	$ 486	$ --	$ --	$ 214,994
Convenience Stores	54,976	--	--	--	--	54,976
Hotels	40,268	2,828	--	--	--	43,096
Commercial & Industrial	23,826	--	1,893	--	--	25,719
Residential Construction	53,164	--	--	--	--	53,164
Acquisition and Development	16,392	--	--	--	--	16,392
Small Business	94,513	--	1,556	--	--	96,069
PPP	526	--	--	--	--	526
Residential 1-4 Family	2,568	--	--	--	--	2,568
Non-Owner Occupied	68,061	--	--	--	--	68,061
Consumer & Other	1,353	--	--	--	--	1,353
Total	$ 570,155	$ 2,828	$ 3,935	$ --	$ --	$ 576,918

December 31, 2021

	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Commercial Real Estate	$ 197,405	$ --	$ 506	$ --	$ --	$ 197,911
Convenience Stores	50,261	--	--	--	--	50,261
Hotels	45,961	2,962	--	--	--	48,923
Commercial & Industrial	20,013	--	1,932	--	--	21,945
Residential Construction	36,507	--	--	--	--	36,507
Acquisition and Development	13,171	--	--	--	--	13,171
Small Business	94,161	--	1,682	--	--	95,843
PPP	30,743	--	--	--	--	30,743
Residential 1-4 Family	2,779	--	--	--	--	2,779
Non-Owner Occupied	51,905	--	--	--	--	51,905
Consumer & Other	572	--	--	--	--	572
Total	$ 543,478	$ 2,962	$ 4,120	$ --	$ --	$ 550,560

-20-

QUANTUM CAPITAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2022 and 2021
(Dollars and share data in thousands)

3) LOANS, continued

Qualifying loans in the amount of approximately $197,900 and $170,000 were assigned as collateral for FHLB borrowings as of September 30, 2022 and December 31, 2021, respectively. The Bank had the capacity to borrow up to $97,300 from the FHLB at September 30, 2022 based on the available collateral.

Qualifying loans in the amount of approximately $70,800 were assigned as collateral for FRB borrowings as of September 30, 2022, as compared to approximately $52,900 as of December 31, 2021. The Bank had the capacity to borrow up to $59,800 from the FRB at September 30, 2022 based on the available collateral.

4) DEBT

Federal Funds Lines of Credit

The Bank utilizes other borrowed funds as needed for liquidity purposes in the form of federal funds purchased. The Bank has unsecured lines of credit for federal funds purchased from other banks totaling approximately $36,400 and $16,500 at September 30, 2022 and December 31, 2021, respectively. At September 30, 2022 and December 31, 2021, the Bank did not have any outstanding balances under these lines of credit.

At September 30, 2022 the Bank's total credit availability with the FHLB was approximately $197,900 assuming the availability of qualifying collateral. The Bank is required to purchase and hold certain amounts of FHLB stock in order to obtain FHLB borrowings. No ready market exists for the FHLB stock, and it has no quoted market value. The stock is redeemable at $100 per share subject to certain limitations set by the FHLB. At September 30, 2022 and December 31, 2021, the Bank owned FHLB stock amounting to $365 and $402, respectively, which is included in other investments.

Other Borrowings

The Company has a revolving line of credit agreement with NexBank SSB with advances not to exceed a total of $7,500, with a fixed rate of 4.375%, and with monthly payments of accrued, but unpaid, interest on the outstanding principal balance of the loan are due. The outstanding principal balance of the loan and any and all accrued but unpaid interest are due in full at the maturity date of September 1, 2027. The outstanding balance of the line of credit was $0 as of both September 30, 2022 and December 31, 2021.

On September 7, 2021, the Company entered into a term loan agreement with NexBank, SSB. The loan was structured with an outstanding balance of $12,500 with a fixed rate of 4.375%, with 1 year of monthly interest only payments, followed by monthly principal and interest payments through the maturity date of September 1, 2027. As of September 30, 2022 and December 31, 2021, the outstanding balance on the term loan totaled $9,950 and $12,800, respectively.

The NexBank loan agreements contain various financial and non-financial covenants. As of September 30, 2022 and December 31, 2021, the Company was in compliance with all covenants.

The Bank had a credit line available through the FRB Discount Window of $59,800 and $42,180 at September 30, 2022 and December 31, 2021, respectively. The cost to borrow was 3.25% and 0.25% at September 30, 2022 and December 31, 2021, respectively. The Company did not have any borrowings against this facility at either date.

Principal payments on other borrowings over the next five years are as follows (unaudited):

Remaining 2022	$	204
2023		840
2024		878
2025		917
2026		958
2027		6,153
Total short term and other borrowings principal payments	$	9,950

Securities Sold under Agreements to Repurchase

Repurchase agreements are secured borrowings. The Company pledges investment securities to secure these borrowings. The outstanding balance at December 31, 2021 was $1 with total investments pledged of $473. The interest rate at December 31, 2021 was 0.50%. No repurchase agreements were outstanding at September 30, 2022.

-21-

QUANTUM CAPITAL CORP. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2022 and 2021 (Dollars and share data in thousands) -22- 4) DEBT, continued Junior Subordinated Debentures On February 21, 2007, the Company formed a Connecticut statutory trust, Quantum Capital Statutory Trust II (the “Trust”) which issued $11.0 million of trust preferred securities that qualify as Tier I capital under Federal Reserve Board guidelines. All of the common securities of the Trust are owned by the Company. The proceeds from the issuance of the common securities and the trust preferred securities were used by the Trust to purchase $11.3 million of junior subordinated debentures of the Company, which pay interest at a floating rate equal to 3-month LIBOR plus 194 basis points. The proceeds received by the Company from the sale of the junior subordinated debentures were used for general purposes, primarily to redeem $6 million of debentures issued March 26, 2002, redeem $3.9 million of subordinated debentures issued from May 18, 2005 through February 20, 2007 and provide capital to the Bank. The trust preferred securities accrue and pay quarterly distributions at a floating rate of 3-month LIBOR plus 194 basis points, which was 5.69% and 2.14% at September 30, 2022 and December 31, 2021, respectively. The Company has guaranteed distributions and other payments due on the trust preferred securities to the extent the Trust has funds with which to make the distributions and other payments. The net combined effect of all documents entered into in connection with the trust preferred securities is that the Company is liable to make the distributions and other payments required on the trust preferred securities. The trust preferred securities are mandatorily redeemable upon maturity of the debentures on March 15, 2037, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by the Trust, in whole or in part, on or after March 15, 2012. As specified in the indenture, if the debentures are redeemed prior to maturity, the redemption price will be the principal amount and any accrued but unpaid interest. 5) COMMITMENTS In the normal course of business, the Company has entered into off-balance sheet financial instruments which are not reflected in the financial statements. These financial instruments may include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Company’s commitments at September 30, 2022 and December 31, 2021 is as follows: (Unaudited) 2022 2021 Commitments to extend credit $ 120,785 $ 126,867 FHLB letters of credit 43,500 45,000 Standby letters of credit 327 394 Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment, and personal property. FHLB letters of credit, secured by certain of the Bank’s loans, are used to collateralize public unit deposits that exceed balances covered by FDIC insurance. FHLB letters of credit have a 10 year maturity.

QUANTUM CAPITAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2022 and 2021
(Dollars and share data in thousands)

5) COMMITMENTS, continued

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies as specified above and is required in instances which the standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.

The FRB requires that banks maintain cash reserves with the FRB, on deposit with other banks, or in cash on hand. The Bank did not have a reserve requirement at September 30, 2022 or December 31, 2021.

6) REGULATORY CAPITAL

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities and certain off balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. Management believes as of September 30, 2022, the Company and Bank meet all capital adequacy requirements to which they are subject. Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At September 30, 2022 and December 31, 2021, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.

The actual capital amounts and ratios for the Bank are presented in the following tables:

	Actual		Adequately Capitalized Requirement		Well Capitalized Requirement	
September 30, 2022	Amount	Ratios	Amount	Ratios	Amount	Ratios
Common Equity Tier 1 (to Risk Weighted Assets)	$68,931	12.95%	$29,980	4.50%	$43,304	6.50%
Tier 1 Leverage (to Average Assets)	68,931	10.35%	26,649	4.00%	33,311	5.00%
Tier 1 Capital (to Risk Weighted Assets)	68,931	12.95%	31,944	6.00%	42,592	8.00%
Total Capital (to Risk Weighted Assets)	74,902	14.07%	42,592	8.00%	53,240	10.00%

	Actual		Adequately Capitalized Requirement		Well Capitalized Requirement	
December 31, 2021	Amount	Ratios	Amount	Ratios	Amount	Ratios
Common Equity Tier 1 (to Risk Weighted Assets)	$64,002	13.13%	$28,134	4.50%	$40,639	6.50%
Tier 1 Leverage (to Average Assets)	64,002	10.24%	25,008	4.00%	31,261	5.00%
Tier 1 Capital (to Risk Weighted Assets)	64,002	13.13%	29,243	6.00%	38,990	8.00%
Total Capital (to Risk Weighted Assets)	69,802	14.32%	38,990	8.00%	48,738	10.00%

Dividends paid by the Bank are the primary source of funds available to the Company for payment of dividends to its stockholders and for other working capital needs. Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory authorities. Current regulations allow dividend payments based on the current and prior two years' net earnings against the dividends paid in the corresponding period along with having sufficient undivided profits. As of September 30, 2022 and December 31, 2021, the Bank is permitted to make regular dividends to its stockholder without the prior approval of the Bank's primary regulator.

-23-

QUANTUM CAPITAL CORP. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2022 and 2021 (Dollars and share data in thousands) -24- 7) FAIR VALUE OF FINANCIAL INSTRUMENTS Fair Value Measurements and Disclosures The Company groups its financial assets and liabilities measured at fair value in three levels as required by ASC 820, Fair Value Measurements and Disclosures. Under this guidance, fair value should be based on the assumptions market participants would use when pricing the asset or liability and establishes a fair value hierarchy that prioritizes the inputs used to develop those assumptions and measure fair value. The hierarchy requires companies to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows: Level 1 – Quoted prices in active markets for identical assets or liabilities. Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data. Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs. An asset’s or liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Management reviews and updates the fair value hierarchy classifications of the Company’s assets and liabilities on an annual basis. Investment Securities Available for Sale: Fair values of investment securities available for sale are primarily measured using information from a third-party pricing service. This pricing service provides pricing information by utilizing evaluated pricing models supported with market data information. Standard inputs include benchmark yields, reported trades, broker/dealer quotes, issuer spreads, benchmark securities, bids, offers and reference data from market research publications. If quoted prices are available in an active market, investment securities are classified as Level 1 measurements. If quoted prices are not available in an active market, fair values were estimated primarily by the use of pricing models. Level 2 investment securities were primarily comprised of mortgage-backed securities issued by government agencies and U.S. government-sponsored enterprises. Management primarily identifies investment securities which may have traded in illiquid or inactive markets by identifying instances of a significant decrease in the volume and frequency of trades, relative to historical levels, as well as instances of a significant widening of the bid-ask spread in the brokered markets. Investment securities that are deemed to have been trading in illiquid or inactive markets may require the use of significant unobservable inputs. For example, management may use quoted prices for similar investment securities in the absence of a liquid and active market for the investment securities being valued. As of September 30, 2022 and December 31, 2021, management did not make adjustments to prices provided by the third-party pricing service as a result of illiquid or inactive markets. The following tables present the balances of assets and liabilities measured on a recurring basis as of September 30, 2022 and December 31, 2021, aggregated by the level in the fair value hierarchy in which these measurements fall. September 30, 2022 (Unaudited) Level 1 Level 2 Level 3 Total Mortgage-backed securities $ -- $ 11,153 $ -- $ 11,153 December 31, 2021 Level 1 Level 2 Level 3 Total Mortgage-backed securities $ -- $ 12,153 $ -- $ 12,153

QUANTUM CAPITAL CORP. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Nine Months Ended September 30, 2022 and 2021 (Dollars and share data in thousands) -25- 8) CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENT Condensed financial statements of Quantum Capital Corp. (parent company only) are shown below. The parent company has no significant operating activities. Condensed Balance Sheets September 30, 2022 and December 31, 2021 (Unaudited) 2022 2021 Assets Cash and due from banks $ 1,553 $ 2,457 Investments in subsidiary 68,265 64,460 Other assets 10 58 Total assets $ 69,828 $ 66,975 Liabilities and Stockholders’ Equity Junior subordinated debentures $ 11,341 $ 11,341 Other borrowings 9,950 12,800 Accrued interest payable 63 67 Other liabilities 21,354 24,208 Stockholders’ equity: Common stock, par value $1; 10,000 shares authorized, 574 issued as of September 30, 2022 and December 31, 2021, respectively 574 574 Capital surplus 6,811 6,813 Retained earnings 42,095 35,262 Accumulated other comprehensive income (loss) (1,006) 118 Total stockholders’ equity 48,474 42,767 Total liabilities and stockholders’ equity $ 69,828 $ 66,975 Condensed Statements of Operations (Unaudited) For the Three and Nine Months Ended September 30, 2022 and 2021 Three Months Ended 2022 2021 Operating income: Dividend from subsidiary $ 4,528 $ 4,114 Income from undistributed earnings 681 948 Total operating income 5,209 5,062 Operating expense: Interest expense on borrowings 98 102 Other expenses 334 106 Total operating expense 432 208 Income before income tax expense 4,777 4,854 Income tax expense -- -- Net income $ 4,777 $ 4,854 Nine Months Ended 2022 2021 Operating income: Dividend from subsidiary $ 8,795 $ 12,344 Income from undistributed earnings 4,929 2,007 Total operating income 13,724 14,351 Operating expense: Interest expense on borrowings 641 222 Other expenses 486 226 Total operating expense 1,127 448 Income before income tax expense 12,597 13,903 Income tax expense 5 -- Net income $ 12,592 $ 13,903

QUANTUM CAPITAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Nine Months Ended September 30, 2022 and 2021
(Dollars and share data in thousands)

8) CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENT, continued

Condensed Statements of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2022 and 2021

	2022	2021
Cash flows from operating activities:		
Net income	$ 12,592	$ 13,903
Adjustments to reconcile net income to net cash provided by operating activities:		
Decrease in other assets	48	103
Increase (decrease) in other liabilities and accrued interest payable	(4)	45
Net cash provided by operating activities	12,636	14,051
Cash flows from investing activities:		
Change in investment in subsidiary	(4,929)	(2,008)
Net cash used in investing activities	(4,929)	(2,008)
Cash flows from financing activities:		
Proceeds (repayment) of other borrowings	(2,850)	12,800
Repurchase of common stock	(2)	--
Cash dividends paid	(5,759)	(24,986)
Net cash used in financing activities	(8,611)	(12,186)
Net change in cash and cash equivalents	(904)	(143)
Cash and cash equivalents at beginning of year	2,457	1,627
Cash and cash equivalents at end of year	$ 1,553	$ 1,484

9) SUBSEQUENT EVENT

Effective February 12, 2023, the Company merged with and into HomeTrust Bancshares, Inc. ("HomeTrust"), with HomeTrust as the surviving corporation (the "Company Merger"), and the Bank merged with and into HomeTrust Bank, a wholly owned subsidiary of HomeTrust, with HomeTrust Bank as the surviving bank (the "Bank Merger" and together with the Company Merger, the "Merger"). The Merger occurred pursuant to the Agreement and Plan of Merger dated as of July 24, 2022 (the "Merger Agreement"), between the Company and HomeTrust. Upon completion of the Company Merger, each share of Company common stock outstanding immediately prior to the Company Merger converted into the right to receive $57.54 in cash and HomeTrust common stock based on a fixed exchange ratio of 2.3942, with cash paid in lieu of fractional shares.

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